Exhibit 99.1

Adsouth Partners, Inc. Announces Record Third Quarter Projection of $6,000,000 in Revenues and a Return to Profitability

BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 18, 2005--Adsouth Partners, Inc. (OTCBB:ASPR), today announced a projection for record revenues and a return to profitability for the third quarter of 2005. The Company expects to release complete financial statements by November 14, 2005, with a conference call to follow. Management will discuss the growth and earnings of both their advertising and product divisions in greater detail at that time.

For the three months ended September 30, 2005, ASPR projects revenues to be $6,000,000, while returning the Company to profitability. The projected revenue in Q3 of 2005 represents nearly double the revenue for Q1 and Q2 of 2005 combined.

The Company also announced it has transitioned to a new facility with over 23,000 square feet of floor space, with the new location they will have complete in-house order fulfillment capability. The new location will provide ASPR the ability to expand their corporate vision of operating as a fully vertically integrated advertising agency and product distribution company. The capacity to modify product configurations via in-house packaging and assembly will enable the Company to expand the number of products offered and open new channels of distribution, while increasing margins, ultimately increasing ASPR's efficiency. The move to the new facility will allow management to further exploit their expertise as a vertically integrated direct response marketing company generating revenues from both the sale of its products to mass marketing and other retail outlets and the placement and production of advertising and related services such as post production services.

John Cammarano, Adsouth's CEO, stated, "We continue to build a dynamic client base for our advertising division, while executing our direct response marketing and licensing model. Our product division continues its rollout of new items with initial sales showing very positive market response. The growth of our new products in our portfolio continues to exceed our expectation, while our core items have shown consistent growth. Our team at Adsouth has seized each opportunity, while leveraging our relationships to expand our pipeline of products and clients. In pursuit of increasing channels of distribution and seizing opportunities in additional growth categories, we have currently earmarked the ever emerging pet category as well as general house wares within the secondary market. The new facility enables us to configure additional products while servicing even more customers in a cost effective manner."

About Adsouth Partners, Inc.

Adsouth Partners is a vertically integrated direct response marketing company that generates revenues both from the sale of its products to mass marketing and other retail outlets and from the placement and production of advertising and related services. Adsouth Partners, through its product division DermaFresh, has previously announced shipments to several of the largest retailers in the country. A complete list is available on our website at www.adsouthinc.com and a preview of the products offered is available at www.dermafresh.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. A number of factors may prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these forward-looking statements are qualified by other risks relating to our business, including, but not limited to, those set forth in the Company's under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the SEC, including our Form 10-KSB and 10-QSB filings, its registration statements and other filings with the SEC (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise. Information on the Company's or any other website is not part of this release.

CONTACT:	Adsouth Partners Inc.John Cammarano, 561-750-0410
Or Alliance Advisors LLC Alan Sheinwald, 914-244-0062 asheinwald@allianceadvisors.net

SOURCE:	Adsouth Partners Inc.